November 4, 2019

PRESS RELEASE

Century Casinos, Inc. Announces Third Quarter 2019 Results

Colorado Springs, Colorado –November 4, 2019 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three and nine months ended September 30, 2019.

Third Quarter 2019 Highlights*

•	Net operating revenue was $52.9 million, an increase of 22% from the three months ended September 30, 2018.
•	Earnings from operations were $3.5 million, an increase of 8% from the three months ended September 30, 2018.
•	Net earnings attributable to Century Casinos, Inc. shareholders was $0.5 million, a decrease of (71%) from the three months ended September 30, 2018.
•	Adjusted EBITDA** was $7.1 million, an increase of 12% from the three months ended September 30, 2018.
•	Basic and diluted earnings per share attributable to Century Casinos, Inc. shareholders were $0.02, decreases of (67%) and (60%), respectively, from the three months ended September 30, 2018.
•	Book value per share*** at September 30, 2019 was $6.09.

The consolidated results for the three and nine months ended September 30, 2019 and 2018 are as follows:

	For the three months			For the nine months
Amounts in thousands, except per share data	ended September 30,			ended September 30,
Consolidated Results:	2019	2018	% Change	2019	2018	% Change
Net Operating Revenue	$52,935	$43,564	22%	$150,990	$123,834	22%
Earnings from Operations	3,480	3,234	8%	9,524	7,484	27%
Net Earnings Attributable to Century Casinos, Inc. Shareholders	$482	$1,640	(71%)	$985	$2,887	(66%)

Adjusted EBITDA**	$7,093	$6,350	12%	$20,506	$17,576	17%

Earnings Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic	$0.02	$0.06	(67%)	$0.03	$0.10	(70%)
Diluted	$0.02	$0.05	(60%)	$0.03	$0.10	(70%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

On June 17, 2019, the Company entered into a definitive agreement to acquire the operations of Isle Casino Cape Girardeau, Lady Luck Caruthersville and Mountaineer Casino, Racetrack and Resort from Eldorado Resorts, Inc. (“Eldorado Resorts”) for approximately $107.0 million (the “Acquisition”), which it expects to finance through a new credit facility. Simultaneous with the closing of the Acquisition, VICI Properties Inc. (“VICI”) will acquire the real estate assets of the three properties for approximately $278.0 million and the Company will enter into a triple net lease agreement with VICI for the three casino properties. The lease will have an initial annual rent of approximately $25.0 million and an initial term of 15 years, with four five-year renewal options. The transaction, which is expected to close by year end, is subject to approval of the Missouri Gaming Commission as well as other customary closing conditions. On a pro-forma basis giving effect to the Acquisition as if it had occurred on October 1, 2018, the Company’s last twelve months (“LTM”) net operating revenue and Adjusted EBITDA with the acquired properties were $415.3 million and $58.1 million, respectively. See a reconciliation of the LTM results in Supplemental Information below****.

“Operations at Century Mile continue to ramp up and we are pleased with the revenue generated at the property, which is in line with our expectations. We continue to analyze the cost structure, staffing levels and efficiencies of Century Mile to achieve the margins we expect, which is normal during the first phase of operations,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked.  “We look forward to closing the Eldorado Acquisition and see some short-term low-cost measures that we can implement to improve performance,” Haitzmann and Hoetzinger concluded.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

****Pro forma net operating revenue and pro forma Adjusted EBITDA are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.  The unaudited pro forma financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the Acquisition occurred at the beginning of the period presented, nor the impact of possible business model changes. The unaudited pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the realization of potential cost savings, revenue synergies, changes in market conditions and asset dispositions, among other factors, and, accordingly, does not attempt to predict or suggest future results. The Company expects to incur costs associated with the Acquisition and the integration of the businesses and operations of the Company and those of Isle Casino Cape Girardeau, Lady Luck Caruthersville and Mountaineer Casino, Racetrack and Resort. However, the unaudited pro forma financial information does not include these estimated merger and integration costs.

2/15

Reportable Segment  Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of September 30, 2019:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino St. Albert
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
Canada	Century Mile Racetrack and Casino
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Century Casino Bath
Corporate and Other	Corporate Other

The Company’s net operating revenue increased by $9.4 million, or 22%, and by $27.2 million, or 22%, for the three and nine months ended September 30, 2019,  compared to the three and nine months ended September 30, 2018.  Following is a summary of the changes in net operating revenue by reportable segment for the three and nine months ended September 30, 2019,  compared to the three and nine months ended September 30, 2018:

	Net Operating Revenue
	For the three months				For the nine months
	ended September 30,				ended September 30,
Amounts in thousands	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Canada	$22,063	$15,683	$6,380	41%	$60,353	$45,690	$14,663	32%
United States	9,199	9,360	(161)	(2%)	26,073	25,542	531	2%
Poland	20,360	16,747	3,613	22%	60,221	48,695	11,526	24%
Corporate and Other	1,313	1,774	(461)	(26%)	4,343	3,907	436	11%
Consolidated	$52,935	$43,564	$9,371	22%	$150,990	$123,834	$27,156	22%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

3/15

The Company’s earnings from operations increased by $0.2 million, or 8%, and by $2.0 million, or 27%, for the three and nine months ended September 30, 2019,  compared to the three and nine months ended September 30, 2018.   Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three and nine months ended September 30, 2019,  compared to the three and nine months ended September 30, 2018:

	Earnings (Loss) from Operations
	For the three months				For the nine months
	ended September 30,				ended September 30,
Amounts in thousands	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Canada	$3,527	$3,619	$(92)	(3%)	$12,107	$10,960	$1,147	11%
United States	1,813	2,121	(308)	(15%)	4,793	4,845	(52)	(1%)
Poland	1,591	16	1,575	9844%	4,289	(314)	4,603	1466%
Corporate and Other	(3,451)	(2,522)	(929)	(37%)	(11,665)	(8,007)	(3,658)	(46%)
Consolidated	$3,480	$3,234	$246	8%	$9,524	$7,484	$2,040	27%

Net earnings attributable to Century Casinos, Inc. shareholders decreased by ($1.2) million, or (71%), and by ($1.9) million, or (66%), for the three and nine months ended September 30, 2019,  compared to the three and nine months ended September 30, 2018.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three and nine months ended September 30, 2019,  compared to the three and nine months ended September 30, 2018:

	Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the nine months
	ended September 30,				ended September 30,
Amounts in thousands	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Canada	$1,623	$1,668	$(45)	(3%)	$5,704	$5,641	$63	1%
United States	1,348	1,578	(230)	(15%)	3,564	3,602	(38)	(1%)
Poland	775	(81)	856	1057%	2,115	(329)	2,444	743%
Corporate and Other	(3,264)	(1,525)	(1,739)	(114%)	(10,398)	(6,027)	(4,371)	(73%)
Consolidated	$482	$1,640	$(1,158)	(71%)	$985	$2,887	$(1,902)	(66%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

4/15

The Company’s Adjusted EBITDA** increased by $0.7 million, or 12%, and by $2.9 million, or 17%, for the three and nine months ended September 30, 2019 compared to the three and nine months ended September 30, 2018.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three and nine months ended September 30, 2019 compared to the three and nine months ended September 30, 2018:

	Adjusted EBITDA**
	For the three months				For the nine months
	ended September 30,				ended September 30,
Amounts in thousands	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Canada	$4,854	$4,830	$24	1%	$15,828	$14,534	$1,294	9%
United States	2,301	2,666	(365)	(14%)	6,383	6,477	(94)	(2%)
Poland	2,473	902	1,571	174%	6,911	3,158	3,753	119%
Corporate and Other	(2,535)	(2,048)	(487)	(24%)	(8,616)	(6,593)	(2,023)	(31%)
Consolidated	$7,093	$6,350	$743	12%	$20,506	$17,576	$2,930	17%

Balance Sheet and Liquidity

As of September 30, 2019, the Company had $44.0 million in cash and cash equivalents and  $71.1 million in outstanding debt on its balance sheet compared to $45.6 million in cash and cash equivalents and $59.5 million in outstanding debt at December 31, 2018.  The outstanding debt as of September 30, 2019 included $52.4 million related to the Company’s credit agreement with the Bank of Montreal,  $2.4 million of bank debt related to Casinos Poland, $2.0 million of bank debt related to Century Casino Bath, and $14.7 million related to a long-term land lease for Century Downs Racetrack and Casino (“CDR”), net of $0.4 million in deferred financing costs. Capital leases are no longer included in outstanding debt, due to the Company’s adoption of Accounting Standards Update 2016-02,  Leases (Topic 842), as of January 1, 2019.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended September 30, 2019 on its website at https://www.cnty.com/investor/financials/sec-filings/. The Company will also post a presentation of the third quarter results on its website at https://www.cnty.com/investor/presentations/.

The Company will host its third quarter 2019 earnings conference call today,  Monday, November 4th, at 8:00 am MST; 4:00 pm CET, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until November 30, 2019 at https://www.cnty.com/investor/financials/sec-filings/.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

5/15

(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Earnings

	For the three months		For the nine months
	ended September 30,		ended September 30,
Amounts in thousands, except for per share information	2019	2018	2019	2018
Operating revenue:
Net operating revenue	$52,935	$43,564	$150,990	$123,834
Operating costs and expenses:
Total operating costs and expenses	49,455	40,332	141,465	116,351
Earnings (loss) from equity investment	—	2	(1)	1
Earnings from operations	3,480	3,234	9,524	7,484
Non-operating income (expense), net	(1,300)	(648)	(3,177)	(2,485)
Earnings before income taxes	2,180	2,586	6,347	4,999
Income tax provision	(1,133)	(791)	(3,219)	(1,784)
Net earnings	1,047	1,795	3,128	3,215
Net earnings attributable to non-controlling interests	(565)	(155)	(2,143)	(328)
Net earnings attributable to Century Casinos, Inc. shareholders	$482	$1,640	$985	$2,887

Earnings per share attributable to Century Casinos, Inc. shareholders:
Basic	$0.02	$0.06	$0.03	$0.10
Diluted	$0.02	$0.05	$0.03	$0.10

Weighted average common shares
Basic	29,453	29,425	29,444	29,388
Diluted	30,179	29,987	30,134	29,986

6/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Balance Sheets
	September 30,	December 31,
Amounts in thousands	2019	2018
Assets
Current assets	$57,439	$54,974
Property and equipment, net	198,909	187,017
Other assets	83,502	36,834
Total assets	$339,850	$278,825

Liabilities and Equity
Current liabilities	$51,678	$50,020
Non-current liabilities	101,532	45,422
Century Casinos, Inc. shareholders' equity	179,370	176,321
Non-controlling interests	7,270	7,062
Total liabilities and equity	$339,850	$278,825

7/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Constant Currency* Results (unaudited)

	For the three months			For the nine months
	ended September 30,			ended September 30,
Amounts in thousands	2019	2018	% Change	2019	2018	% Change
Net operating revenue as reported (GAAP)	$52,935	$43,564	22%	$150,990	$123,834	22%
Foreign currency impact vs. 2018	1,278			6,639
Net operating revenue constant currency (non-GAAP)*	$54,213	$43,564	24%	$157,629	$123,834	27%

Earnings from operations (GAAP)	$3,480	$3,234	8%	$9,524	$7,484	27%
Foreign currency impact vs. 2018	69			599
Earnings from operations constant currency (non-GAAP)*	$3,549	$3,234	10%	$10,123	$7,484	35%

Net earnings attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$482	$1,640	(71%)	$985	$2,887	(66%)
Foreign currency impact vs. 2018	16			206
Net earnings attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$498	$1,640	(70%)	$1,191	$2,887	(59%)

Gains and losses on foreign currency transactions are added back to net earnings in the Company’s Adjusted EBITDA** calculations. As such, there is no foreign currency impact to Adjusted EBITDA** when calculating Constant Currency* results.

Adjusted EBITDA Margins *** (unaudited)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2019	2018	2019	2018
Canada	22%	31%	26%	32%
United States	25%	28%	24%	25%
Poland	12%	5%	11%	6%
Corporate and Other	(193%)	(115%)	(198%)	(169%)
Consolidated Adjusted EBITDA Margin	13%	15%	14%	14%

8/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended September 30, 2019
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$1,623	$1,348	$775	$(3,264)	$482
Interest expense (income), net	1,346	—	51	19	1,416
Income taxes (benefit)	367	465	518	(217)	1,133
Depreciation and amortization	1,327	488	797	217	2,829
Net earnings attributable to non-controlling interests	179	—	386	—	565
Non-cash stock-based compensation	—	—	—	358	358
Loss (gain) on foreign currency transactions, cost recovery income and other	12	—	(139)	11	(116)
Loss on disposition of fixed assets	—	—	85	44	129
Acquisition costs	—	—	—	297	297
Adjusted EBITDA	$4,854	$2,301	$2,473	$(2,535)	$7,093

	For the three months ended September 30, 2018
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$1,668	$1,578	$(81)	$(1,525)	$1,640
Interest expense (income), net	854	—	42	(66)	830
Income taxes (benefit)	880	543	204	(836)	791
Depreciation and amortization	762	545	717	299	2,323
Net earnings (loss) attributable to non-controlling interests	218	—	(40)	(23)	155
Non-cash stock-based compensation	—	—	—	266	266
Gain on foreign currency transactions and cost recovery income	(1)	—	(109)	(72)	(182)
Loss on disposition of fixed assets	3	—	169	—	172
Pre-opening expenses	446	—	—	—	446
Other one-time income (1)	—	—	—	(91)	(91)
Adjusted EBITDA	$4,830	$2,666	$902	$(2,048)	$6,350

9/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the nine months ended September 30, 2019
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$5,704	$3,564	$2,115	$(10,398)	$985
Interest expense (income), net	3,856	—	142	65	4,063
Income taxes (benefit)	1,913	1,229	1,395	(1,318)	3,219
Depreciation and amortization	3,184	1,573	2,284	657	7,698
Net earnings (loss) attributable to non-controlling interests	1,099	—	1,056	(12)	2,143
Non-cash stock-based compensation	—	—	—	979	979
(Gain) loss on foreign currency transactions, cost recovery income and other	(465)	—	(419)	5	(879)
(Gain) loss on disposition of fixed assets	(1)	17	338	342	696
Acquisition costs	—	—	—	1,064	1,064
Pre-opening expenses	538	—	—	—	538
Adjusted EBITDA	$15,828	$6,383	$6,911	$(8,616)	$20,506

	For the nine months ended September 30, 2018
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$5,641	$3,602	$(329)	$(6,027)	$2,887
Interest expense (income), net	2,812	1	153	(50)	2,916
Income taxes (benefit)	2,101	1,242	316	(1,875)	1,784
Depreciation and amortization	2,433	1,631	2,040	541	6,645
Net earnings (loss) attributable to non-controlling interests	546	—	(164)	(54)	328
Non-cash stock-based compensation	—	—	—	613	613
Gain on foreign currency transactions and cost recovery income	(140)	—	(290)	(1)	(431)
Loss on disposition of fixed assets	6	1	1,027	1	1,035
Pre-opening expenses	1,135	—	405	350	1,890
Other one-time income (1)	—	—	—	(91)	(91)
Adjusted EBITDA	$14,534	$6,477	$3,158	$(6,593)	$17,576

10/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of LTM results for the Company and acquired properties.

	Net Operating Revenue
Amounts in millions	Century	Acquired Properties (1)	Pro Forma Combined (2)
For the three months ended:
December 31, 2018	$45.1
March 31, 2019	45.6
June 30, 2019	52.4
September 30, 2019	52.9
LTM Results	$196.1	$219.2	$415.3

(1)	Based on the unaudited LTM results for the period ended June 30, 2019 as provided by Eldorado Resorts.
(2)

The unaudited pro forma financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the Acquisition occurred at the beginning of the period presented, nor the impact of possible business model changes. The unaudited pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the realization of potential cost savings, revenue synergies, changes in market conditions and asset dispositions, among other factors, and, accordingly, does not attempt to predict or suggest future results. The Company expects to incur costs associated with the Acquisition and the integration of the businesses and operations of the Company and those of Isle Casino Cape Girardeau, Lady Luck Caruthersville, and Mountaineer Casino, Racetrack and Resort. However, the unaudited pro forma financial information does not include these estimated merger and integration costs.

11/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of LTM results for the Company and acquired properties.

	Adjusted EBITDA
Amounts in thousands	Century	Acquired Properties (1)	Pro Forma Adjustments (2)	Pro Forma Combined EBITDAR (3)(4)	VICI Lease Payment	Pro Forma Combined EBITDA (3)
For the three months ended:
December 31, 2018	$5.8
March 31, 2019	6.7
June 30, 2019	6.7
September 30, 2019	7.1
LTM Results	$26.3	$52.6	$2.1	$81.0	$(25.0)	$58.1

(1)	Based on the unaudited LTM results for the period ended June 30, 2019 as provided by Eldorado Resorts.
(2)

Eldorado corporate provides certain back office support functions to each of the properties relating primarily to payroll, information technology, and finance and accounting functions. Each property is charged a management fee and corporate overhead allocation to cover the cost of these services. Pro-forma adjustments are net of incremental overhead costs of the Company associated with the acquisitions.

(3)

The unaudited pro forma financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the Acquisition occurred at the beginning of the period presented, nor the impact of possible business model changes. The unaudited pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the realization of potential cost savings, revenue synergies, changes in market conditions and asset dispositions, among other factors, and, accordingly, does not attempt to predict or suggest future results. The Company expects to incur costs associated with the Acquisition and the integration of the businesses and operations of the Company and those of Isle Casino Cape Girardeau, Lady Luck Caruthersville, and Mountaineer Casino, Racetrack and Resort. However, the unaudited pro forma financial information does not include these estimated merger and integration costs.

(4)	EBITDAR is a non-GAAP financial measure. EBITDAR excludes $25.0 million of rental expense associated with the real estate acquisition by VICI.

12/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue,  earnings from operations and net earnings (loss) attributable to Century Casinos, Inc. shareholders. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results, excluding the local currency impact of foreign currency gains and losses, by the prior year’s average exchange rate for the quarter or year to date and comparing them to actual U.S. dollar results for the prior quarter or year to date. The average exchange rates for the current quarter and the prior year third quarter are reported in Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. Constant currency information is not a measure of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for net operating revenue, earnings from operations or net earnings (loss) attributable to Century Casinos, Inc. shareholders as determined in accordance with GAAP.

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest net earnings (loss) and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items, such as acquisition and disposition costs and gain or loss. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP. Adjusted EBITDA is not considered a measure of performance recognized under GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

13/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; and the Century Casino in Calgary and St. Albert,  Alberta, Canada and in Bath, England; the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada and Century Bets! Inc. (“CBS”).  CBS and CMR operate the pari-mutuel off-track horse betting networks in southern and northern Alberta, respectively. Through its Austrian subsidiary, Century Resorts Management GmbH (“CRM”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos throughout Poland; and  a 75% ownership interest in CDR in Calgary, Alberta, Canada. The Company operates five ship-based casinos under agreements with TUI Cruises. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina.  The Company’s pending acquisition of three casinos from Eldorado Resorts is expected to close by year end.  The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, including the Acquisition, plans to refinance our credit facility through a new credit facility, the Bermuda project, debt repayment, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2018 and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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